Exhibit 10.7

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of February __, 2015, by and between Bionik Laboratories Ltd. (f/k/a Drywave Technologies, Inc.), a Delaware corporation (“Assignor”), and Tungsten 74 LLC, a Delaware limited liability company (“Assignee”).

INTRODUCTION

WHEREAS, the Assignor contemplates entering into a business combination on the date hereof, pursuant to which an operating company will become a wholly-owned subsidiary of the Company and the operations of the Company will change to those of such operating company (the “Exchange”);

WHEREAS, in preparation for the transactions contemplated by the Exchange, the Company is required to contribute and assign all of the business, properties, operations, assets, goodwill, liabilities and obligations of the Company incurred, in effect or in existence as of immediately prior to the consummation of the Exchange (collectively, the “Assets and Liabilities”); and

WHEREAS, Assignee wishes to irrevocably accept the contribution and assignment of the Assets and Liabilities, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, warranties and covenants set forth herein, Assignee and Assignor hereby agree as follows:

1.          Assignor hereby assigns, transfers, contributes and conveys to Assignee, and its successors and assigns, all of the Assets and Liabilities and all of the rights of Assignor pursuant thereto and in connection therewith, and Assignee hereby irrevocably accepts and assumes such assignment, transfer, contribution and conveyance, and agrees to perform all of Assignor’s obligations and to satisfy each liability thereof.

2.          Assignor and Assignee each hereby covenants that it will, whenever and as reasonably requested by the other, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the other may reasonably require in order to complete, insure and perfect the transfer, conveyance, contribution and assignment to Assignee of all the right, title and interest of the Company in and to the Assets and Liabilities hereby assigned, transferred, contributed and conveyed, or intended so to be. Assignee hereby covenants that it will, whenever and as reasonably requested by Assignor, do, execute, acknowledge and deliver any and all such other and further documents, acts and deeds as shall be required in connection with the assumption of liabilities and obligations of Assignor contemplated by Section 1 hereof.

3.          Assignor’s interest in the Assets and Liabilities is being acquired by the Assignee on an AS IS WHERE IS basis and Assignor makes no representations thereto or any other matter.

4.          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

5.          This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all Parties need not sign the same counterpart. Facsimile or .pdf execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

6.          This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety any other agreement relating to or granting any rights with respect to the subject matter hereof.

7.          Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Assignment and Assumption Agreement as of the date first written above.

BIONIK LABORATORIES LTD.
(f/k/a Drywave Technologies, Inc.)

By:	/s/ Austin Kibler
Name: Austin Kibler
Title: CEO

Tungsten 74 LLC

By:	/s/ Nickolay Kukekov
Name: Nickolay Kukekov
Title: Member